SCHEDULE 14C INFORMATION

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Exchange Listed Funds Trust

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ETC Gavekal Asia Pacific Government Bond ETF

a series of

EXCHANGE LISTED FUNDS TRUST

10900 Hefner Pointe Drive Suite 400

Oklahoma City, Oklahoma 73120

IMPORTANT NOTICE REGARDING

INTERNET AVAILABILITY OF INFORMATION STATEMENT

June 24, 2022

As a shareholder of the ETC Gavekal Asia Pacific Government Bond ETF (the “Fund”), a series of Exchange Listed Funds Trust (the “Trust”), you are receiving this notice regarding the internet availability of an information statement (the “Information Statement”) relating to the appointment of an additional sub-adviser to the Fund. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail or email. We encourage you to access and review all of the important information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action.

On January 25, 2022, the Trust’s Board of Trustees (the “Board”) approved a sub-advisory agreement between Exchange Traded Concepts, LLC (“ETC”), the Fund’s investment adviser, and System 2 Advisors, L.P. (“S2”), pursuant to which S2 began serving as a sub-adviser to the Fund effective on March 28, 2022. The appointment of S2 does not affect the Fund’s investment objective, investment strategies, or overall fees and expenses and Gavekal Capital Limited continues to serve as a sub-adviser to the Fund.

The Trust has received an exemptive order from the U.S. Securities and Exchange Commission that permits the Trust and ETC, on behalf of the Fund, to hire new sub-advisers and make changes to existing sub-advisory agreements with the approval of the Board, but without obtaining shareholder approval. A condition of this exemptive order requires that an Information Statement be made available to the Fund’s shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund’s website at www.agovetf.com/investor-materials. The Information Statement will be available on this website through at least September 22, 2022. To view and print the Information Statement, click on the link to the Information Statement. You may request a paper copy or email copy of the Information Statement, free of charge, by contacting the Trust in writing at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120 or by calling (833) 817-7116. The Fund’s most recent annual and semi-annual reports are, or will be, available upon request, without charge, by contacting the Trust at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120, by calling (833) 817-7116, or by visiting the Fund’s website at www.agovetf.com.

Only one copy of this notice will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Trust at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120 or call (833) 817-7116. Shareholders wishing to receive separate copies of notices in the future, and shareholders sharing an address who wish to receive a single copy if they are receiving multiple copies, should also contact the Trust as indicated above.

If you want to receive a paper or email copy of the Information Statement, you must request one.

There is no charge to you to obtain a copy.

ETC Gavekal Asia Pacific Government Bond ETF

a series of

EXCHANGE LISTED FUNDS TRUST

10900 Hefner Pointe Drive Suite 400

Oklahoma City, Oklahoma 73120

INFORMATION STATEMENT

June 24, 2022

This Information Statement is for informational purposes only and no action is requested on your part. We are not asking you for a proxy and you are requested not to send us a proxy.

This Information Statement is being made available to shareholders of the ETC Gavekal Asia Pacific Government Bond ETF (the “Fund”), a series of Exchange Listed Funds Trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order (the “Manager of Managers Order”) that the Trust has received from the U.S. Securities and Exchange Commission (the “SEC”). The Manager of Managers Order permits the Trust and the Fund’s investment adviser, Exchange Traded Concepts, LLC (“ETC”), subject to certain conditions such as approval by the Trust’s Board of Trustees (the “Board”), and without approval by shareholders, to enter into or materially amend a sub-advisory agreement with an unaffiliated sub-adviser.

Appointment of System 2 Advisors, L.P. as Sub-Adviser to the Fund

At a meeting held on January 25, 2022 (the “Meeting”), the Board, including the Trustees who are not “interested persons” of the Trust as defined by the Investment Company Act of 1940 (the “Independent Trustees”), approved a sub-advisory agreement between ETC and System 2 Advisors, L.P. (“S2”) pursuant to which S2 began serving as a sub-adviser to the Fund (the “Sub-Advisory Agreement”) effective March 28, 2022. The appointment of S2 as a sub-adviser does not affect the Fund’s investment objective, investment strategies, or overall fees and expenses and Gavekal Capital Limited (“Gavekal”) continues to serve as a sub-adviser to the Fund.

Considerations by the Board of Trustees

In considering whether to approve the Sub-Advisory Agreement, the Board requested and reviewed materials from S2 to help the Board evaluate the proposed sub-advisory services and sub-advisory fee. The Board considered and discussed information and analysis provided by ETC and S2, including, but not limited to (i) the nature, extent, and quality of the services to be provided by S2; (ii) the expected costs of and profits to be realized from providing such services, including any fall-out benefits enjoyed by S2 or its affiliates; (iii) comparative fee and expense data; (iv) the extent to which the sub-advisory fee for the Fund reflects economies of scale to be shared with Fund shareholders; and (v) other factors the Board deemed to be relevant. In its deliberations, the Board did not identify any single factor that was paramount or controlling and individual Trustees may have attributed different weights to various factors.  Certain factors considered by the Board are addressed in more detail below.

Nature, Extent, and Quality of Services. With respect to the nature, extent, and quality of the services to be provided by S2, the Board considered the investment strategies and S2’s experience with such strategies. The Board considered S2’s specific responsibilities, noting that such responsibilities would include trading certain portfolio securities and other investment instruments on behalf of the Fund and selecting broker-dealers to execute purchase and sale transactions, subject to the supervision of ETC and the Board. The Board considered the qualifications, experience, and responsibilities of S2’s investment personnel, the quality of S2’s compliance infrastructure, and the determination of the Trust’s Chief Compliance Officer that S2 has appropriate compliance policies and procedures in place. The Board noted that it had been provided with S2’s registration form on Form ADV as well as S2’s responses to a detailed series of questions, which included a description of S2’s operations, service offerings, personnel, compliance program, risk management program, and financial condition. Based on the factors above, as well as those discussed below, the Board concluded that it was satisfied with the nature, extent, and quality of the services expected to be provided to the Fund by S2.

Performance. In connection with the assessment of S2’s ability to perform its duties under the Sub-Advisory Agreement, the Board considered the sufficiency of S2’s resources and reviewed S2’s overall investment experience.

Costs of Services to be Provided and Profitability. The Board reviewed the sub-advisory fee to be paid by ETC to S2 for its services to the Fund under the Sub-Advisory Agreement. The Board took into consideration that the Fund pays an advisory fee structured as a “unitary fee” to ETC, meaning that the Fund pays no expenses, other than certain excluded expenses, and that the sub-advisory fee to be paid to S2 would be paid out of ETC’s unitary fee and represents an arm’s-length negotiation between ETC and S2. The Board considered the costs and expenses to be incurred by S2 in providing sub-advisory services, evaluated the compensation and benefits to be received by S2 from its relationship with the Fund, and reviewed a profitability analysis with respect to the Fund. In light of this information, the Board concluded that the sub-advisory fee appeared reasonable in light of the services to be rendered.

Economies of Scale. The Board considered the potential for economies of scale as the assets of the Fund grow. The Board concluded that no significant economies of scale had been achieved to date, and the Board noted that it would have an opportunity to evaluate the extent to which economies of scale are being shared in the future.

Conclusion. No single factor was determinative of the Board’s decision to approve the Sub-Advisory Agreement on behalf of the Fund; rather, the Board based its determination on the total mix of information available to it. Based on a consideration of all the factors in their totality, the Board, including the Independent Trustees, determined that the Sub-Advisory Agreement, including the compensation payable thereunder, was fair and reasonable to the Fund. The Board, including the Independent Trustees, therefore determined that the approval of the Sub-Advisory Agreement was in the best interests of the Fund and its shareholders.

Information about ETC

ETC, located at 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120 (its principal place of business) and 295 Madison Avenue, New York, New York 10017, serves as the investment adviser to the Fund. ETC was formed in 2009 and provides investment advisory services to other exchange-traded funds. ETC is majority owned by Cottonwood ETF Holdings LLC. The terms of the Fund’s investment advisory agreement with ETC are unaffected by the approval of the Sub-Advisory Agreement. Under the Fund’s investment advisory agreement with ETC, ETC is responsible for, among other things, overseeing the Fund’s sub-adviser, including regular review of the sub-adviser’s performance, and trading portfolio securities on behalf of the Fund, including selecting broker-dealers to execute purchase and sale transactions, subject to the supervision of the Board.

Information about S2

S2 is a Delaware limited partnership with its principal offices at 47 Maple Street, #303A, Summit, New Jersey 07901. S2 was formed in 2011 and is owned and controlled by Anupam Ghose and Robert C. Jones. S2 is responsible for trading certain portfolio securities and other investment instruments on behalf of the Fund and selecting broker-dealers to execute purchase and sale transactions, subject to the supervision of ETC and the oversight of the Board.

The names and principal occupations of the principal executive officers and directors of S2 are listed below:

Name	Principal Occupation
Anupam Ghose	CEO – System 2 Advisors, LP
Robert Jones	Chairman – System 2 Advisors, LP

Anupam Ghose of S2 has been added as a portfolio manager of the Fund. Mr. Ghose is a founding partner and Chief Executive Officer of S2. Prior to joining S2 in 2011, Mr. Ghose was the Co-President and Chief Strategy Officer of Roc Capital, responsible for overseeing the firm’s marketing and investor relations as well as implementing short-term and long-term firm strategies. Prior to joining Roc Capital, Mr. Ghose was a senior member of the Prime Services Group at Credit Suisse. Prior to joining Credit Suisse, Mr. Ghose was a member of the Global Portfolio Trading & Equities Swaps desk at Goldman Sachs. Prior to that he was one of the limited partners at Spear, Leeds & Kellogg and was part of the integration team when the firm was acquired by Goldman Sachs in 2000. Mr. Ghose is the founder of Indus Advisors LLC, which launched the first India-focused exchange traded fund on the NYSE Arca in partnership with Invesco PowerShares. Mr. Ghose received his BA degree in economics from Bombay university in India in 1988, and his MBA in finance and investments from the Zicklin School of Business at Baruch College in 1994.

Terms of the Sub-Advisory Agreement

Duration and Termination. The Sub-Advisory Agreement will remain in effect for a period of two years, unless sooner terminated. After the initial two-year period, continuation of the Sub-Advisory Agreement from year to year is subject to annual approval by the Board, including at least a majority of the Independent Trustees. The Sub-Advisory Agreement may be terminated without penalty (i) by vote of a majority of the Board, or by vote of a majority of the outstanding voting securities of the Fund, or by ETC, in each case, upon sixty (60) days’ written notice to S2; or (ii) by S2 upon sixty (60) days’ written notice to ETC and the Board.

Sub-Advisory Fee. For the services S2 provides to the Fund, ETC pays S2 a fee calculated daily and paid monthly at an annual rate of 0.03% of the average daily assets of the Fund (subject to an annual minimum fee of $15,000).

Brokerage Policies. The Sub-Advisory Agreement authorizes S2 to select the brokers or dealers that will execute the purchases and sales of securities of the Fund, directs S2 to seek for the Fund the most favorable execution and net price available under the circumstances, and provides that S2 may cause the Fund to pay a broker a commission in excess of that which another broker might have charged for effecting the same transaction, in recognition of the value of the brokerage and research services provided by the broker to S2. The Sub-Advisory Agreement states that the foregoing are duties of S2 unless responsibility for placing orders with respect to transactions in securities or other assets held or to be acquired by the Fund has been retained by ETC or delegated by ETC to another sub-adviser.

Other Provisions. The Sub-Advisory Agreement provides that S2 shall indemnify and hold harmless ETC, the Trust, all affiliated persons thereof, and all controlling persons from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) arising from or in connection with the performance of S2’s obligations under the Sub-Advisory Agreement; provided, however, that S2’s obligation shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by ETC, is caused by or is otherwise directly related to ETC’s own willful misfeasance, fraud, bad faith or gross negligence, or by reason of the reckless disregard of its duties under the Sub-Advisory Agreement. The Sub-Advisory Agreement further provides that ETC shall indemnify and hold harmless S2 from and against any and all claims, losses, liabilities or damages (including reasonable attorney’s fees and other related expenses) arising from or in connection with the performance of ETC’s obligations under the Sub-Advisory Agreement; provided, however, that ETC’s obligation shall be reduced to the extent that the claim against, or the loss, liability or damage experienced by S2, is caused by or is otherwise directly related S2’s own willful misfeasance, fraud, bad faith or gross negligence, or by reason of the reckless disregard of its duties under the Sub-Advisory Agreement.

General Information

Other Service Providers. The Trust’s administrator is The Bank of New York Mellon, located at 240 Greenwich Street New York, NY 10286. The Fund’s distributor is Foreside Fund Services, LLC, located at Three Canal Plaza, Suite 100, Portland, Maine 04101. Counsel to the Trust is Morgan, Lewis & Bockius LLP, which is located at 1111 Pennsylvania Avenue, NW, Washington, DC 20006.

Affiliated Broker Commissions. For the fiscal period July 22, 2021 (commencement of operations) through March 31, 2022, the Fund did not pay brokerage commissions to affiliated brokers.

Share Ownership. Although the Trust does not have information concerning the beneficial ownership of shares of the Fund held in the names of DTC Participants, the name, address and percentage ownership of each DTC Participant that owned of record 5% or more of the outstanding shares of the Fund as of June 1, 2022 is set forth below. Shareholders having more than 25% beneficial ownership of the Fund’s outstanding shares may be in control of the Fund and be able to affect the outcome of certain matters presented for a vote of shareholders. As of June 1, 2022, the Trustees and officers of the Trust owned less than 1% of the outstanding shares of the Fund.

Participant Name and Address	Percentage of Ownership
Charles Schwab & Co., Inc. 211 Main Street San Francisco, CA	53%
TD Ameritrade Clearing, Inc. 200 South 108th Avenue Omaha, NE 68154	15%
National Financial Services LLC 245 Summer Street Mail Zone L10C Boston, MA 02210	13%
Morgan Stanley Smith Barney LLC One Federal Street Boston, MA 02110	6%
J.P. Morgan Securities LLC/JPMC 383 Madison Avenue New York, NY 10179	5%

Financial Information. If applicable, the Fund will furnish, without charge, a copy of its most recent annual report and semi-annual report to shareholders upon request. Requests for such reports should be made by calling (833) 817-7116, visiting the Fund’s website at www.agoveetf.com, or writing the Trust at Exchange Listed Funds Trust, 10900 Hefner Pointe Drive, Suite 400, Oklahoma City, Oklahoma 73120.

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